POWER OF ATTORNEY



     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles Crocker and Thomas W. Fry, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Report and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


Signature                                     Title                                     Date
---------                                     -----                                     ----
/S/Charles Crocker                            Chairman of the Board of                  January 4, 1999
---------------------------------------       Directors
(Charles Crocker)

                                              Vice President of Finance and
/S/Thomas W. Fry                              Administration, Secretary and             January 4, 1999
---------------------------------------       Treasurer
(Thomas W. Fry)                               (Principal Financial and Accounting       January 4, 1999
                                              Officer)


/S/Ralph M. Richart                           Director                                  January 4, 1999
---------------------------------------
(Ralph M. Richart)


/S/Herbert H. Spoon                           President and Chief Executive Officer     January 4, 1999
---------------------------------------       (principal executive officer)
(Herbert H. Spoon)

/S/Richard W. Turner                          Director                                  January 4, 1999
---------------------------------------
(Richard W. Turner)

/S/Lawrence A. Wan                            Director                                  January 4, 1999
---------------------------------------
(Lawrence A. Wan)

/S/Gary D. Wrench                             Director                                  January 4, 1999
---------------------------------------
(Gary D. Wrench)